Filed Pursuant to Rule 433
Registration No. 333-132747
eng | Help Overview Equities Fixed Income Structured Products Commodities Overview Products New Issues & Reports Know How New Issues & Reports Products Quick Search EQ Commods Contacts Type Product Underlying Subs S&P 500 INDEX Subs Global Basket Market Overview EQ FI SP Commods Index Last Change % DJ INDU AVERAGE 0.00 0.00 0.00 S&P 500 INDEX 0.00 0.00 0.00 NAS/NMS COMPSITE 0.00 0.00 0.00 DJ Euro STOXX 50 4,134.93 -5.73 -0.14 NIKKEI 225 INDEX 16,962.11 47.80 0.28 UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions. RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset. These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, UBS may also take into account such other factors as UBS deems appropriate (including, but not limited to, profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity. Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that you deem it necessary, and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based upon your own judgement and advice from such advisers as you deem necessary and not upon any view expressed by UBS. These indicative price quotations are not indicative prices for valuation purposes and are for information purposes only. They shall not constitute an offer, recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and UBS will be subject to the detailed provisions of the term sheet or confirmation relating to that transaction. © Copyright by UBS AG, 1999 — 2006 — all rights reserved. Approved by UBS Limited, a subsidiary of UBS AG. Important legal & regulatory information — please read the disclaimer. Quotes delayed according to the regulations of the offering exchange. To see the individual delay times click here

UBS KeyInvest — your key to investment products eng |Help Select Shortcut UBS Homepage UBS Investment Bank UBS Wealth Management UBS Location Finder UBS Dictionary of Banking Overview EquitiesFixed Income Structured ProductsCommodities OverviewProductsNew Issues & Reports Know How Know How — All Products UBS Structured Products More opportunities for your money. The demand for viable alternatives to traditional investment instruments — equities, interest rates, currencies, precious metals, real estate, loans and commodities, has increased sharply. With such a huge variety of products on offer, it is difficult and time consuming for today’s investors to find the product that best suits their investment ideas and attitude risk. UBS has divided the products into a set of color-coded categories (from blue=Protection, to orange=Leverage) to help you, as an investor, quickly find your bearings in this dynamic environment Detailed product descriptions Protection For investors with a low risk tolerance level that are looking for intelligent investment solutions with either full or partial capital protection. Return potential higher than with comparable money market investments. An unlimited, limited or fixed yield potential can be selected depending on the product. Risk of loss limited to the non-guaranteed capital element. Transactions on the secondary market may incur a higher risk of loss.

Optimization For investors with a moderate to high risk tolerance level that want to benefit from a sideways movement in an underlying. Yield potential in sideways markets considerably higher — in some ranges twice as high — as with a direct investment. On the other hand, the investor forfeits the ability to benefit from the underlying’s maximum yield potential. Risk of loss limited to the capital invested. The investor, must, however, be prepared to receive only the underlying at maturity. Depending on the product, partial hedging (a risk buffer) may be possible, subject to certain conditions. Performance For investors with a medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Yield potential depends on the type and composition of the underlying. Risk of loss limited to the capital invested Depending on the product, partial hedging (a risk buffer) may also be possible, subject to certain conditions. Leverage For investors with a high level of risk tolerance that want to invest a small amount but still remain flexible in either benefiting from trends or hedging portfolios against price fluctuations. Yield potential is disproportionately higher than with a direct investment in the corresponding underlying. Depending on the product, investors can benefit from rising (call/bull certificates) or falling (put/bear certificates) markets.

Risk of loss is limited to the capital invested. Solutions for investors with a low risk tolerance level that want either partial or full capital protection with a limited, unlimited, or fixed yield potential. Solutions for investors with a moderate to high risk tolerance level that want to get more from their investment portfolios in sideways markets. Solutions for investors with medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Solutions for investors with a very high level of risk tolerance that want to invest a small amount but still remain flexible in benefiting from trends, or that want to hedge a portfolio. Equity Products Principal Protection Note Return Optimization (aka Enhanced Appreciation) Securities Bearish Return Optimization Securities with Partial Protection Performance Securities with Partial Protection Call Warrants & Put Warrants Quick Search Contacts

UBS KeyInvest — your key to investment products eng | Help Overview Equities Fixed Income Structured Products Commodities Overview Products New Issues & Reports Investment Ideas & More Know How All Products Quick Search Contacts Quick Links UBS Equities Principal Bearish Notes Linked to Protection Callable Notes the CBOE (2) Notes (31) (3) Notes Linked to Enhanced the UBS PEG 20 Bearish Index (2) Securities (5) Performance Return Securities with Optimization Contingent Securities (22) Protection (2) Performance Securities with Partial Protection (18) Relative Performance Securities (1)

Seasonal Variable Exposure Notes (SEVENS Index) (1) FI SP Structured Interest Rate (1)Callable Note Non Callable Note (3) Range Accrual Note (9) Commodities Principal Return Auto-Callable Protection Optimization Notes with Notes (5) Securities (2) Contingent Protection (1) Notes Linked to the Better Performing Index (1) Performance Securities (14) Performance Securities with Contingent Protection (1) Performance Securities with Partial Protection (5)

UBS KeyInvest — your key to investment products eng |Help Select Shortcut UBS Homepage UBS Investment Bank UBS Wealth Management UBS Location Finder UBS Dictionary of Banking OverviewEquities Fixed Income Structured ProductsCommodities Equities OverviewProductsNew Issues & ReportsExpiring ProductsMarkets Know How Overview ProtectionOptimizationPerformanceLeverage Know How — Overview Solutions for investors with a low risk tolerance level that want either partial or full capital protection with a limited, unlimited, or fixed yield potential. Solutions for investors with a moderate to high risk tolerance level that want to get more from their investment portfolios in sideways markets. Solutions for investors with medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Solutions for investors with a very high level of risk tolerance that want to invest a small amount but still remain flexible in benefiting from trends, or that want to hedge a portfolio. Principal Protection Note Return Optimization (aka Enhanced Appreciation) Securities Bearish Return Optimization Securities with Partial Protection Performance Securities with Partial Protection Call Warrants & Put Warrants

Protection For investors with a low risk tolerance level that are looking for intelligent investment solutions with either full or partial capital protection. Return potential higher than with comparable money market investments. An unlimited, limited or fixed yield potential can be selected depending on the product. Risk of loss limited to the non-guaranteed capital element. Transactions on the secondary market may incur a higher risk of loss. Optimization For investors with a moderate to high risk tolerance level that want to benefit from a sideways movement in an underlying. Yield potential in sideways markets considerably higher — in some ranges twice as high — as with a direct investment. On the other hand, the investor forfeits the ability to benefit from the underlying’s maximum yield potential. Risk of loss limited to the capital invested. The investor, must, however, be prepared to receive only the underlying at maturity. Depending on the product, partial hedging (a risk buffer) may be possible, subject to certain conditions. Performance For investors with a medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Yield potential depends on the type and composition of the underlying.

Risk of loss limited to the capital invested Depending on the product, partial hedging (a risk buffer) may also be possible, subject to certain conditions. Leverage For investors with a high level of risk tolerance that want to invest a small amount but still remain flexible in either benefiting from trends or hedging portfolios against price fluctuations. Yield potential is disproportionately higher than with a direct investment in the corresponding underlying. Depending on the product, investors can benefit from rising (call/bull certificates) or falling (put/bear certificates) markets. Risk of loss is limited to the capital invested. Quick Search Contacts UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-SEC-0330).

UBS KeyInvest — your key to investment products eng |Help Select Shortcut UBS Homepage UBS Investment Bank UBS Wealth Management UBS Location Finder UBS Dictionary of Banking OverviewEquities Fixed Income Structured ProductsCommodities Equities OverviewProductsNew Issues & ReportsExpiring ProductsMarkets Know How Overview Protection OptimizationPerformanceLeverage Principal Protection Note Principal Protection Note Offering Growth Potential with Principal Protection Benefits Growth Potential — Investors receive upside participation of a broad equity index or basket of indices Preservation of Capital — At maturity, you will receive a cash payment equal to at least 100% of your principal Diversification — Investors can diversify with a principal protection note linked to a broad equity index or basket of indices Product Description Principal Protection Notes provide exposure to potential price appreciation in broad equity index or a basket of indices, as well as full principal protection at maturity. Principal protection notes can help reduce portfolio risk while maintaining exposure to equities (or commodities). Principal protection only applies at maturity. Hypothetical Example Assumptions: Issue Price:$10 per Note Underlying Index:S&P 500® Index

Term:5 Years Protection Amount:100% at Maturity Participation Rate:100% at Maturity Payment at Maturity:Protection Amount plus the GREATER OF: $10 x Index Return Or Zero Index Return:Index Ending Level — Index Starting Level Index Starting Level Steps to calculate payment at Maturity Set forth below is an explanation of the steps necessary to calculate the payment at maturity. Step 1: Calculate the S&P 500® Index Return The “S&P 500® Index Return” is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows: S&P 500® Index Return = S&P 500® Index Ending Level — S&P 500® Index Starting Level S&P 500® Index Starting Level Where the S&P Index Starting Level is the closing level of the S&P 500® Index on the trade date and the S&P 500® Index Ending Level will be the closing level of the S&P 500® Index on the final valuation date. Step 2: Calculate the Payment at Maturity. At maturity, the cash payment per $10 principal amount of the Notes will be equal to the greater of: (i)$10 Or (ii)$10 x (1 + Index Return) The Participation Rate will equal 100% of any appreciation in the S&P 500® Index over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

Depending on the market conditions when the Note are priced, the participation rate will be a function of the market environment, including but not exclusive of the following variables: underlying index or basket of indices, level of interest rates, dividend assumptions and volatility. Hypothetical Examples of how the Notes perform at Maturity Example 1 — The Index Return is up 40% Calculation of cash payment at maturity on the Notes If we assume that the Index Return is 40%, the investor would receive at maturity the Protection Amount of each Note plus a payment equal to 100% of the positive Index Return, as set forth below: At maturity, you will receive a cash payment equal to the greater of: (i)$10$10 Or (ii)$10 + ($10 x Index Return) $10 + ($10 x 40%) = $14 Investor receives $14 at maturity for each Note (a 40% total return). Calculation of comparative return on a $10 direct investment in the Index Principal amount = $10 + Principal amount x Index Return $10 x 40% = + $4 Total:$14 Investor would receive $14 on a $10 direct investment in the Index (a 40% total return). Example 2 — The Index Return is down 40% Calculation of cash payment at maturity on the Notes If we assume that the Index Return is -40%, the investor would receive at maturity only the Protection Amount of each Note.

At maturity, you will receive a cash payment equal to the greater of: (i)$10$10 Or (ii)$10 + ($10 x Index Return) $10 + ($10 x -40%) = $6 Investor receives $10 at maturity for each Note (a 0% total return). Calculation of comparative return on a $10 direct investment in the Index Principal amount = $10 + Principal amount x Index Return $10 x (-40%) = — $4 Total:$6 Investor would receive $6 on a $10 direct investment in the Index (a -40% total return). Index Return*100% Positive Basket Return*Return on Note*Payment At Maturity ($10 + Return on Note*) 100%100%$10.00$20.00 90%90%$9.00$19.00 80%80%$8.00$18.00 70%70%$7.00$17.00 60%60%$6.00$16.00 50%50%$5.00$15.00 40%40%$4.00$14.00 30%30%$3.00$13.00 20%20%$2.00$12.00 10%10%$1.00$11.00 0%0%$0.00$10.00 20%0%$0.00$10.00 40%0%$0.00$10.00 60%0%$0.00$10.00 80%0%$0.00$10.00 -100%0%$0.00$10.00 *Percentages have been rounded for ease of analysis

Investor Suitability and Key Risks The Notes may be suitable for you if: You seek an investment with a return linked to the performance of a broad equity index or a basket of indices. You are willing to hold the Notes to maturity. You do not seek current income from this investment.

The Notes may not be suitable for you if: You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities issued by companies with comparable credit ratings. You are not willing to accept the risk that you may lose some of your principal. You are unable or unwilling to hold the Notes to maturity. You seek current income from your investment. You seek investment for which there will be an active secondary market. Key Risks: Market risk — Amounts payable on the Notes and their market value will depend on the performance of the Index No interest payments — You will not receive any periodic interest payments on the Notes You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange. Download Product Description Investor Profile and Suitability You seek an investment with a return linked to the performance of a broad equity index or a basket of indices. You are willing to hold the Notes to maturity. You do not seek current income from this investment. Quick Search Contacts UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-SEC-0330). RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing.

UBS KeyInvest — your key to investment products eng |Help Select Shortcut UBS Homepage UBS Investment Bank UBS Wealth Management UBS Location Finder UBS Dictionary of Banking OverviewEquities Fixed Income Structured ProductsCommodities Equities OverviewProductsNew Issues & ReportsExpiring ProductsMarkets Know How OverviewProtection Optimization PerformanceLeverage Return Optimization (aka Enhanced Appreciation) Securities Return Optimization (aka Enhanced Appreciation) Securities Bearish Return Optimization Securities with Partial Protection Offering Enhanced Returns in a Moderate Return Environment Benefits Strategically addresses moderate-return market environments The leverage feature provides enhanced participation in upside appreciation, up to the pre-determined maximum gain, while maintaining 1 to 1 downside exposure Diversifies the equity portion of a portfolio through broad index exposure Product Description Return Optimization Securities optimize investment performance in a moderate-return environment. Return Optimization securities are typically linked to a broad based equity index. Provided that there is a positive index return at maturity, Return Optimization Securities will provide the investor an opportunity to outperform the underlying index by multiplying any positive return by a fixed factor, up to a pre-determined maximum gain. If the underlying declines, the return of the Return Optimization Securities will be equal to the percentage decline. Hypothetical Example Issue Price:$10 per Security You believe that the Index will appreciate over the term of the securities and that such appreciation is unlikely to exceed the maximum gain on the securities at maturity. You are willing to hold the securities to maturity. You are willing to make an investment that is exposed to the full downside performance risk of the Index. You seek an investment with a return linked to the performance of the Index.

You do not seek current income from this investment. Underlying Index:S&P 500® Index Term:14 Months Payment at maturity:Investors will receive a cash payment at maturity that is based on the Index
Return: If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the securities of 13.50%. If the Index Return is negative, investors are exposed to the full decline in the Index and will lose some or all of their principal amount. Index Return:Index Ending Level — Index Starting Level Index Starting Level Principal Amount of the securities:$10 Maximum gain on the securities:13.50%* Maximum payment at Maturity:$11.35 *Since the maximum gain on the Return Optimization Securities in the examples below is assumed to be 13.50%, an original investor in the Return Optimization Securities will not participate in an Index Return of more than 4.50% at maturity. Steps to calculate payment at Maturity For purposes of the following explanation, we assume that positive index returns will be multiplied by 3, subject to a maximum gain on the Return Optimization Securities of 13.50% Set forth below is an explanation of the steps necessary to calculate the payment at maturity. Step 1: Calculate the Index Return The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows: Index Return=Index Ending Level — Index Starting
Level Index Starting Level Where the “Index Starting Level” is the closing level of the Index on the trade date, and the “Index Ending Level” is the closing level of the Index on the final valuation date.

Step 2: Calculate the Adjusted Index Return on the Securities The Adjusted Index Return is based on the Index Return, which may be positive or negative: 1)If the Index Return is positive: Adjusted Index Return = (Index Return x 3), subject to a maximum gain of 13.50% 2)If the Index Return is zero or negative: Adjusted Index Return = Index Return Step 3: Calculate the cash payment at maturity Payment at maturity = principal amount of the securities + (principal amount of the securities x Adjusted Index Return). Hypothetical Examples of how the Securities perform at Maturity Example 1 — On the final valuation date, the Index closes 4% above its starting level of 1,000 Since the Index Return is 4%, you will receive three times the Index Return, up to the 13.50% maximum gain. Adjusted Index Return = (Index Return x 3) = (4% x 3) = 12% Your total cash payment at maturity would therefore be $11.20 (a 12% total return on investment) which includes: Principal amount:$10.00 + Principal amount x Adjusted Index Return:+ $ 1.20 ($10.00 x 12%) Total:$11.20 Example 2 — On the final valuation date, the Index closes 20% above its starting level of 1,000

Since the Index Return is 20%, you receive three times the Index Return, up to the 13.50% maximum gain. Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, up to the 13.50% maximum gain = 13.50% Your total cash payment at maturity would therefore be limited to $11.35 (a 13.50% total return on investment) which includes: Principal amount:$10.00 + Principal amount x Adjusted Index Return:+ $ 1.35 ($10.00 x 13.50%) Total:$11.35 (maximum payment) Example 3 — On the final valuation date, the Index closes 20% below its starting level of 1,000 Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index. Adjusted Index Return = Index Return = -20% Your total cash payment at maturity would therefore be $8.00 (a 20% loss), which includes: Principal amount:$10.00 + Principal amount x Adjusted Index Return: — $ 2.00 ($10.00 x -20%) Total:$ 8.00 Index Performance
Index Return at Maturity* 40% 20% 15% 10% $11.3513.50% $11.3513.50% $11.3513.50% $11.3513.50%

8% 4.50% 4% 3% 2% 1% 0% -5% -10% -20% -40% -80% -100% Performance of the Securities
Securities Payment at Maturity*Total Return* $11.3513.50% $11.3513.50% $11.2012.00% $10.909.00% $10.606.00% $10.303.00% $10.000.00% $9.50-5.00% $9.00-10% $8.00-20% $6.00-40% $2.00-80% $0.00-100% *Values have been rounded for ease of analysis

Investor Suitability and Key Risks The Securities may be suitable for you if: You believe that the Index will appreciate over the term of the securities and that such appreciation is unlikely to exceed the maximum gain on the securities at maturity. You are willing to hold the securities to maturity. You are willing to make an investment that is exposed to the full downside performance risk of the Index. You seek an investment with a return linked to the performance of the Index. You do not seek current income from this investment. The Securities may not be suitable for you if: You seek current income from your investment. You seek an investment that is exposed to the full upside performance of the Index or you are unwilling to make an investment that is exposed to the full downside performance risk of the Index.

You believe that the Index is not likely to appreciate over the term of the securities, or you believe that the Index will appreciate over the term of the securities and that such appreciation will be in an amount greater the maximum gain on the securities at maturity. You seek an investment for which there will be an active secondary market. You are unable or unwilling to hold the securities to maturity. You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings. Key Risks: You may lose some or all of your principal — the securities are fully exposed to any decline in the level of the Index (as measured by the Index Return). You can only earn the maximum gain on the securities if you hold your securities to maturity. Your appreciation potential is limited by the maximum gain on the securities at maturity. You will not receive any interest or dividend payments. The securities will not be listed, and there will not be an active secondary trading market. Download Product Description Investor Profile and Suitability Quick Search Contacts UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-SEC-0330). RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset. These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology.

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Bearish Return Optimization Securities with Partial Protection

Offering Enhanced Returns with Partial Protection

Optimization

Benefits

- Fixed factor leverage feature provides enhanced participation in downside appreciation, while maintaining 1 to 1 upside exposure
- Partial Protection of Capital: At maturity, you will receive a cash payment equal to a specified percentage of your principal

Product Description

Bearish Return Optimization Securities with Partial Protection are designed for investors who believe the underlying Index will decrease over the term of the securities. The securities have a fixed factor leveraged feature that provides enhanced participation in downside appreciation, up to a pre determined maximum gain. Investors will be willing to accept a return that will not exceed the pre determined maximum gain. Investors must be willing to risk losing a substantial portion of their principal amount if the level of the Index increases over the term of the securities.

Hypothetical Example

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Product Description

Investor Profile and Suitability

- You believe that the Basket Return will be negative (and therefore you will receive a positive return on your investment).
- You seek an investment that offers protection for a small percentage of the principal amount of the Securities.
- You are willing to make an investment where you could lose up to the majority of your principal amount.
- You are willing to hold the Securities to maturity.
- You do not seek current income from this investment.

UBS KeyInvest — your key to investment products Issue Price: $10.00 per Security Underlying Index: PHLX Housing SectorSM Index Term: 2 Years Payment at Maturity: Investors will receive a cash payment at maturity that is based on the Index Return. If the Index Return is negative, you will receive a positive return on your Securities equal to the Index Return multiplied by -3, subject to a maximum gain of 45%. For example, if the Index declines by 10% over the term of the Securities (an Index Return of -10%), you will receive a positive return of 30% (-10% x -3) on the Securities. If the Index Return is positive, you will receive a negative return on your Securities. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50%. For example, if the Index increases by 10% over the term of the securities (an Index Return of 10%), you will receive a negative return of 10% on the securities. Index Return: Index Ending Level — Index Starting Level Index Starting Level Principal Amount of the securities: $10 Maximum gain on the securities: 45%* Maximum payment at Maturity: $14.50 *Potential gains on the Securities at maturity will be calculated by multiplying the negative Index Return by -3 up to the maximum gain on the Securities, which will be determined on the trade date. For purposes of the examples below, the maximum gain on the Securities is assumed to be 45%. Therefore, an original investor in the Securities will not participate in an Index Return of less than -15% at maturity. Additionally, if the level of the Index increases over the term of the Securities, you may lose up to 50% of your principal amount. Steps to calculate payment at Maturity For purposes of the following explanation, we assume that negative index returns will be multiplied by -3, subject to a maximum gain on the Bearish Return Optimization Securities with Partial Protection of 45% Set forth below is an explanation of the steps necessary to calculate the payment at maturity. Step 1: Calculate the Index Return The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows: Index Return = Index Ending Level — Index Starting Level

UBS KeyInvest — your key to investment products Index Starting Level Where the “Index Starting Level” is the closing level of the Index on the trade date, and the “Index Ending Level” is the closing level of the Index on the final valuation date. Step 2: Calculate the Adjusted Index Return on the Securities The Adjusted Index Return is based on the Index Return, which may be positive or negative: 1) If the Index Return is negative: Adjusted Index Return = (Index Return x -3), subject to a maximum gain of 45% 2) If the Index Return is zero or positive: Adjusted Index Return = Index Return Step 3: Calculate the cash payment at maturity Payment at maturity = principal amount of the securities + (principal amount of the securities x Adjusted Index Return). Hypothetical Examples of how the Securities perform at Maturity Example 1 — On the final valuation date, the Index closes 8% below its starting level Since the Index Return is -8%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Securities. Adjusted Index Return = (Index Return x -3) = (-8% x -3) = 24% Your total cash payment at maturity would therefore be $12.40 (a 24% total return on investment) which includes: Principal amount: $10.00 + Principal amount x Adjusted Index Return: + $ 2.40 ($10.00 x 24%) Total: $12.40 Example 2 — On the final valuation date, the Index closes 20% below its starting level

UBS KeyInvest — your key to investment products Since the Index Return is -20%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Securities. Adjusted Index Return = (Index Return x -3) = (-20% x -3) = 60%, up to the 45% maximum gain on the Securities = 45% Your total cash payment at maturity would therefore be limited to $14.50 (a 45% total return on investment), which includes: Principal amount: $10.00 + Principal amount x Adjusted Index Return: + $ 4.50 ($10.00 x 45%) Total: $14.50 Example 3 — On the final valuation date, the Index closes 20% above its starting level Since the Index Return is 20% on the final valuation date, your investment is fully exposed to the appreciation of the Index. Adjusted Index Return = (Index Return x -1) = (20% x -1) = -20% Your total cash payment at maturity would therefore be $8.00 (a -20% total return on investment) which includes: Principal amount: $10.00 + Principal amount x Adjusted Index Return: — $ 2.00 ($10.00 x -20%) Total: $ 8.00

UBS KeyInvest — your key to investment products Index Return at Maturity* Security Payment at Maturity* Total Return* 100% $5.00 -50.0% 80% $5.00 -50.0% 60% $5.00 -50.0% 50% $5.00 -50.0% 40% $6.00 -40.0% 30% $7.00 -30.0% 20% $8.00 -20.0% 10% $9.00 -10.0% 5% $9.50 -5.0% 0% $10.00 0.0% -5% $11.50 15.0% -6% $11.80 18.0% -7% $12.10 21.0% -8% $12.40 24.0% -9% $12.70 27.0% -10% $13.00 30.0% -12% $13.60 36.0% -15.00% $14.50 45.0% -20% $14.50 45.0% -40% $14.50 45.0% -50% $14.50 45.0% -60% $14.50 45.0% -80% $14.50 45.0% -100% $14.50 45.0% *Values have been rounded for ease of analysis

UBS KeyInvest — your key to investment products Investor Suitability and Key Risks The Securities may be suitable for you if: You believe that the Basket Return will be negative (and therefore you will receive a positive return on your investment). You seek an investment that offers protection for a small percentage of the principal amount of the Securities. You are willing to make an investment where you could lose up to the majority of your principal amount. You are willing to hold the Securities to maturity. You do not seek current income from this investment. The Securities may not be suitable for you if: You believe that the Basket Return will be positive (and therefore you will receive a negative return on your investment). You seek an investment that offers full principal protection. You seek an investment whose return is not capped at a maximum gain. You seek current income from your investment. You seek an investment for which there will be an active secondary market. You are unable or unwilling to hold the Securities to maturity. You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

UBS KeyInvest — your key to investment products Key Risks: You may lose a specified portion of your principal — payment at maturity will be reduced by 1% for every 1% gain in the Basket, subject to a maximum loss of a specified percentage of the principal amount of the Securities. Partial Principal Protection only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. Your appreciation potential is limited by the maximum gain on the Securities at maturity. You will not receive any interest or dividend payments. The Securities will not be listed, and there will not be an active secondary trading market. UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions. RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset. These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology. In preparing these indicative price quotations, UBS may also take into account such other factors as UBS deems appropriate (including, but not limited to, profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity. Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that you deem it necessary, and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based upon your own judgement and advice from such advisers as you deem necessary and not upon any view expressed by UBS. These indicative price quotations are not indicative prices for valuation purposes and are for information purposes only. They shall not constitute an offer, recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and UBS will be subject to the detailed provisions of the term sheet or confirmation relating to that transaction. © Copyright by UBS AG, 1999 — 2006 — all rights reserved. Approved by UBS Limited, a subsidiary of UBS AG. Important legal & regulatory information — please read the disclaimer. Quotes delayed according to the regulations of the offering exchange. To see the individual delay times click here

UBS KeyInvest — your key to investment products eng | Help Equities Overview Fixed Income Structured Products Commodities Equities Overview Products New Issues & Reports Expiring Products Markets Know How Overview Protection Optimization Performance Leverage Performance Securities with Partial Protection Performance Securities with Partial Protection Quick Search Contacts Offering Growth Potential with Partial Protection Benefits Growth Potential — Investors receive upside participation in a broad equity index or a basket of indices Partial Protection of Capital — At maturity, you will receive a cash payment equal to a minimum percentage of your principal Download Diversification — Investors can diversify in a partial principal protected investment linked Product Description to a basket of indexes Investor Profile and Suitability You seek an investment Product Description with a return linked to the performance of a broad The Securities provide exposure to potential price appreciation in a broad equity index or a basket of indices, equity index or a basket of as well as partial principal protection at maturity. Performance Securities with Partial Protection can help indices. You seek an investment reduce portfolio risk while maintaining an enhanced exposure to equities (or commodities). The partial that offers partial protection protection feature only applies at maturity. when the Securities are held to maturity. Hypothetical Example You are willing to hold the Securities to maturity. You do not seek current income from this investment. You are willing to invest in the Securities based on the range indicated for the maturity date (the actual investment term will be determined on trade date).

UBS KeyInvest - your key to investment products

Issue Price:	\$10.00 per Security
Underlying Index Basket and Weightings:	50% S&P 500® Index 25% Dow Jones EuroStoxx 50 Index 25% Nikkei 225 Index
Term:	5 Years
Protected Amount:	100% at Maturity
Participation Rate:	100% at Maturity
Payment at Maturity:	Investors will receive a cash payment at maturity that is based on the Basket Return: • If the Basket Return is positive, you will receive 100% of principal plus an additional payment equal to 125% of the Basket Return • If the Basket Return is between 0% and -20%, you will receive 100% of principal • If the Basket Return is less than -20%, you will lose 1% of your principal for each percentage point that the Basket Return is below -20% • If the Basket has declined by more than 20% over the term of the Securities, you will lose up to 80% of your principal at maturity.
Basket Return:	$\frac{\text{Adjusted Index ending level} - \text{Index starting level}}{\text{Index starting level}}$

Steps to calculate payment at Maturity

Hypothetical Example

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the S&P 500® Index Return, Dow Jones EuroStoxx 50 Index Return, and the Nikkei 225 Index Return

Each Index Return is calculated based on the closing level of the Index on the trade date relative to the final valuation date and is calculated as follows:

$$\text{Index Return} = \frac{\text{Adjusted Index ending level} - \text{Index starting level}}{\text{Index starting level}}$$

Step 2: Calculate the Basket Ending Level

The Basket Ending Level will be calculated as follows:

$$100 \times \left[1 + \left(\begin{array}{l} \text{50\% of the S\&P 500® Index Return +} \\ \text{25\% of the EuroStoxx 50 Index Return +} \\ \text{25\% of the Nikkei 225 Index Return} \end{array} \right) \right]$$

UBS KeyInvest — your key to investment products Step 3: Calculate the Basket Return The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows: Basket Return = Basket Ending Level — Basket Starting Level Basket Starting Level The Basket Starting Level is 100 Step 4: Calculate the Payment at Maturity At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return: If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return. In this case, the payment at maturity will be calculated as follows: $10 + [$10 x (125% x Basket Return)] If the Basket Return is between 0% and -20%, you will receive $10. If the Basket Return is less than -20%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -20%. For example, a Basket Return of -25.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows: $10 + [$10 x (Basket Return + 20%)] If the Basket has declined by more than 20% over the term of the Securities, you will lose up to 80% of your principal at maturity. Hypothetical Examples of how the Securities perform at Maturity

UBS KeyInvest — your key to investment products Hypothetical Example Principal Amount of the Securities: $10 Basket Starting Level: 100 Participation Rate: 125% if the Index Return is positive Principal Protection: 20% Investment Term: 5 Years Basket Peformance: 100% to -100% Example 1 — The Basket Return is 50% Calculation of cash payment at maturity on the Securities If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 125% of the Basket Return, as set forth below: Principal amount of each Security $10.00 = + Principal amount of each Security x 125% x Basket Return $10.00 x 125% x 50% = + $ 6.25 Total: $16.25 Investor receives $16.25 at maturity for each Security (a 62.50% total return). Calculation of comparative return on a $10.00 direct investment in the Basket Principal amount = $10.00 + Principal amount x Basket Return $10.00 x 50% = + $ 5.00 Total: $15.00 On a $10.00 investment, 40% of which is composed of the EURO STOXX Index, 20% of which is composed of the Nikkei Index, 10% of which is composed of the China 25 Index, 10% of which is composed of the SMI Index, 10% of which is composed of the KOSPI2 Index and 10% of which is composed of the MSCI-EM Index, an investor would receive $15.00 (a 50% total return).

UBS KeyInvest — your key to investment products Example 2 — The Basket Return is 120% Calculation of cash payment at maturity on the Securities If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 125% of the Basket Return, as set forth below: Principal amount of each Security = $10.00 + Principal amount of each Security x 125% x Basket Return $10.00 x 125% x 120% = + $15.00 Total: $25.00 Investor receives $25.00 at maturity for each Security (a 150% total return). Calculation of comparative return on a $10.00 direct investment in the Basket Principal amount = $10.00 + Principal amount x Basket Return $10.00 x 120% = + $12.00 Total: $22.00 On a $10.00 investment, 40% of which is composed of the EURO STOXX Index, 20% of which is composed of the Nikkei Index, 10% of which is composed of the China 25 Index, 10% of which is composed of the SMI Index, 10% of which is composed of the KOSPI2 Index and 10% of which is composed of the MSCI-EM Index, an investor would receive $22.00 (a 120% total return). Example 3 — The Basket Return is ?20% Calculation of cash payment at maturity on the Securities If we assume that the Basket Ending Level is 80, the Basket Return would therefore be ?20%. Since the Securities provide partial principal protection for up to a 20% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below: Principal amount of each Security = $10.00 Total: $10.00 Investor receives $10.00 at maturity for each Security (a 0% total return).

UBS KeyInvest — your key to investment products Calculation of comparative return on a $10.00 direct investment in the Basket Principal amount = $10.00 + Principal amount x Basket Return $10.00 x (-20%) = — $ 2.00 Total: $ 8.00 On a $10.00 investment, 40% of which is composed of the EURO STOXX Index, 20% of which is composed of the Nikkei Index, 10% of which is composed of the China 25 Index, 10% of which is composed of the SMI Index, 10% of which is composed of the KOSPI2 Index and 10% of which is composed of the MSCI-EM Index, an investor would receive $8.00 (a 20% loss). Example 4 — The Basket Return is ? 50% Calculation of cash payment at maturity on the Securities If we assume that the Basket Ending Level is 50, the Basket Return would therefore be ?50%, which is less than ?20%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below ?20%, as set forth below: Principal amount of each Security = $10.00 + Principal amount of each Security x (Basket Return + 20%) $10.00 x (-50% + 20%) $10.00 x (-30%) = — $ 3.00 Total: $ 7.00 Investor receives $7.00 at maturity for each Security (a 30% loss). Calculation of comparative return on a $10.00 direct investment in the Basket Principal amount = $10.00 + Principal amount x Basket Return $10.00 x (-50%) = — $ 5.00 Total: $ 5.00 On a $10.00 investment, 40% of which is composed of the EURO STOXX Index, 20% of which is composed of the Nikkei Index, 10% of which is composed of the China 25 Index, 10% of which is

UBS KeyInvest — your key to investment products composed of the SMI Index, 10% of which is composed of the KOSPI2 Index and 10% of which is composed of the MSCI-EM Index, an investor would receive $5.00 (a 50% loss). The table and graph below represent the hypothetical performance of an investment in the Securities compared to an investment, 50% of which is composed of the S&P 500 ® Index , 25% of which is composed of the Dow Jones EuroStoxx 50 Index, and 25% of which is composed of the Nikkei Index. Performance of the Basket Performance of the Securities Basket Ending Level* Basket Return* Securities Payment at Maturity* Securities Return* 200 100.0% $22.50 125.0% 190 90.0% $21.25 112.5% 180 80.0% $20.00 100.0% 160 60.0% $17.50 75.0% 140 40.0% $15.00 50.0% 120 20.0% $12.50 25.0% 110 10.0% $11.25 12.50% $10.00 0.0% $10.00 0.0% 95 -5.0% $10.00 0.0% 90 -10.0% $10.00 0.0% $10.00 0.00% $10.00 0.00% 70 -30.0% $9.00 -10.0% 60 -40.0% $8.00 -20.0% 50 -50.0% $7.00 -30.0% 20 -80.0% $4.00 -60% 0 -100.0% $2.00 -80% *Percentages have been rounded for ease of analysis

UBS KeyInvest — your key to investment products Investor Suitability and Key Risks The Securities may be suitable for you if: You seek an investment with a return linked to the performance of a broad equity index or a basket of indices. You seek an investment that offers partial protection when the Securities are held to maturity. You are willing to hold the Securities to maturity. You do not seek current income from this investment. You are willing to invest in the Securities based on the range indicated for the maturity date (the actual investment term will be determined on trade date). The Securities may not be suitable for you if: You are unable or unwilling to hold the Securities to maturity You seek an investment that is 100% principal protected You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings You seek current income from your investments You seek an investment for which there will be an active secondary market Key Risks:

UBS KeyInvest — your key to investment products At maturity, the Securities are exposed to any decline in the level of a broad equity index or a basket of indices in excess of the partial principal protection level. Partial principal protection only if you hold the Securities to maturity — You should be willing to hold the Securities to maturity Market risk — the return on the Securities is linked to the performance of the indexes and may be positive or negative No interest payments — You will not receive any periodic interest payments on the Securities No direct exposure to fluctuations in foreign exchange rates — the value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies of the underlying index basket. There may be little or no secondary market for the Securities — the Securities will not be listed or displayed on any securities exchange. UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions. RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset. These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology. In preparing these indicative price quotations, UBS may also take into account such other factors as UBS deems appropriate (including, but not limited to, profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity. Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that you deem it necessary, and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based upon your own judgement and advice from such advisers as you deem necessary and not upon any view expressed by UBS. These indicative price quotations are not indicative prices for valuation purposes and are for information purposes only. They shall not constitute an offer, recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and UBS will be subject to the detailed provisions of the term sheet or confirmation relating to that transaction. © Copyright by UBS AG, 1999 — 2006 — all rights reserved. Approved by UBS Limited, a subsidiary of UBS AG. Important legal & regulatory information — please read the disclaimer. Quotes delayed according to the regulations of the offering exchange. To see the individual delay times click here

UBS KeyInvest - your key to investment products

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Call Warrants & Put Warrants

Call Warrants & Put Warrants

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An investment with leverage.


Leverage

The main advantages at a glance

- High earnings potential in relation to the capital invested (leverage effect)
- Protection against price fluctuations
- Price transparency
- High degree of flexibility

Structure

Warrants are securitized call or put options with a large range of strike prices and maturity structures and can be issued on just about any underlying. The buyer of a warrant has the right but not the obligation to buy (call) or sell (put) a specified number of underlyings (such as a share) at a predetermined price (the strike price) on or by a specified date. Depending on their own assessment of the market trend, investors may choose to invest in warrants on the following terms:

- An investor who expects the **price of the underlying to rise** will buy a **call warrant**. If the price does rise, the call warrant may register a disproportionate gain in value compared with the underlying.
- If, on the other hand, the investor expects the **price of the underlying to fall**, a **put warrant** holds out the prospect of above-average earnings.

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Product Description

Investor Profile and Suitability

- You are an experienced investor and familiar with Structured Products.
- You are an active investor interested in the financial markets
- As an investor, you are risk conscious, but also able to take risks
- You would like to earn above-average returns with a small capital outlay and at a known level of risk
- You want to hedge my portfolio against price fluctuations
- You want to remain flexible and be able to sell your investment at any time at market prices
- You understand that you could lose the capital you invest

UBS KeyInvest — your key to investment products
Warrants may also be purchased to hedge an existing investment portfolio. For example, by buying put warrants you can protect your portfolio against falling prices. A further important characteristic of the warrant market is its price transparency. Since you can buy or sell warrants at any time, you have the greatest possible flexibility. You are able to decide yourself when to pull out of your investment. Factors influencing prices are amongst other things the market price and volatility of the, and the maturity.
Payoff scheme of call and put warrants
Investors are advised that the above graph and examples are for illustrative purposes only and do not provide any indication of the actual conditions or yields. In all examples, the normal costs incurred in securities trading (commission, etc.) are not included.
UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions.
RISKS
Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing.
Price Information
This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

eng | Help Equities Overview Fixed Income Structured Products Commodities Equities Products New Issues & Reports Expiring Products Markets Know How Overview Equities New Issues & Reports Products Quick Search Type Product Underlying Contacts Subs S&P 500 INDEX Subs Global Basket Markets Market Overview Index Last Change % DJ INDU AVERAGE 0.00 0.00 0.00 S&P 500 INDEX 0.00 0.00 0.00 NAS/NMS COMPSITE 0.00 0.00 0.00 DJ Euro STOXX 50 4,134.93 -5.73 -0.14 NIKKEI 225 INDEX 16,962.11 47.80 0.28

eng | Help Equities Overview Fixed Income Structured Products Commodities Equities Overview Products New Issues & Reports Expiring Products Markets Know How All Products Protection Optimization Performance
Protection — Principal Protection Notes Principal Protection Notes Quick Search
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Principal Protection Notes [ 31 ]
Principal Participation Maximum CUSIP Name Bid Ask Ccy Maturity Term Underlying Protection Rate Return
90261KCK4 Principal 119.50 120.50 USD 02/07/2008 5 Years S&P 500 Index 110% 100% 3% Monthly Protection Notes 90261KBY5 Principal 120.75 121.75 USD 07/12/2007 5 Years S&P 500 Index 110% 100% 3% Monthly Protection Notes 90261KJE1 Principal 87.00 88.00 USD 11/07/12 8 Years Consumer 100% 100% 4.0% Protection Price Index Quarterly Notes (CPI) and the S&P 500 Index G91654452 Principal 9.99 10.09 USD 12/31/10 4 Years Index Basket 100% 100% Unlimited Protection 9 Months Notes 90261KGC8 Principal 110.25 110.75 USD 01/08/2009 5 Years S&P 500 Index 108% 100% 3.25% Protection Monthly Notes 90261KGT1 Principal 106.00 106.50 USD 02/06/2009 5 Years S&P 500 Index 105% 100% 3% Monthly Protection Notes 90261KBF6 Principal 101.75 102.25 USD 05/29/2009 7 Years Dow Jones 100% 100% Unlimited Protection Industrial Notes Average

UBS KeyInvest - your key to investment products

90261KHW3	Principal Protection Notes	103.75	104.75	USD	08/07/09	5 Years	S&P 500 Index	110%	100%	4.25% Quarterly
90261KCZ1	Principal Protection Notes	122.50	123.50	USD	04/08/10	7 Years	S&P 500 Index	114%	100%	7.5% Quarterly
90261KDE7	Principal Protection Notes	122.25	123.25	USD	05/07/2010	7 Years	S&P 500 Index	114%	100%	7% Quarterly
90261KDH0	Principal Protection Notes	117.00	118.00	USD	21/05/2003	7 Years	S&P 500 Index	100%	100%	6.5% Quarterly
90261KDY3	Principal Protection Notes	108.75	109.75	USD	07/08/10	7 Years	S&P 500 Index	110%	100%	5.75% Quarterly
90261KED8	Principal Protection Notes	117.25	118.25	USD	08/06/10	7 Years	S&P 500 Index	100%	110%	7.5% Quarterly
90261KJA9	Principal Protection Notes	99.50	100.50	USD	10/07/2010	6 Years	S&P 500 Index	100%	112%	4.5%
G9213L852	Principal Protection Notes	10.40	10.50	USD	02/28/2011	5 Years 3 Months	Global Basket	100%	100%	Unlimited
G91659279	Principal Protection Notes			USD	02/28/11	4 Years 4 Months	Global Basket	100%	100%	Unlimited
G91654585	Principal Protection Notes	9.66	9.76	USD	04/28/11	5 Years	Global Basket	100%	100%	Unlimited
90261KHK9	Principal Protection Notes	108.50	109.00	USD	05/31/11	7 Years 3 Months	S&P 500 Index	100%	75%	Unlimited
90261KHS2	Principal Protection Notes	111.75	112.25	USD	05/31/11	7 Years	S&P 500 Index	100%	75%	Unlimited
90261KJW1	Principal Protection Notes	105.75	106.25	USD	05/31/11	6 Years 3 Months	S&P 500 Index	100%	75%	Unlimited
G91654627	Principal Protection Notes	10.08	10.18	USD	06/30/11	5 Years 1 Month	Global Basket	100%	100%	Unlimited
G91654825	Principal Protection Notes	10.27	10.37	USD	08/31/11	5 Years 1 Month	Global Basket	100%	100%	Unlimited
G9183D112	Principal Protection Notes	8.92	9.04	USD	08/31/11	5 Years 8 Months	Global Basket	100%	100%	Unlimited
G9183D252	Principal Protection Notes	9.91	10.01	USD	11/30/11	5 Years 11 Months	Global Basket	100%	100%	Unlimited
90261KHL7	Principal Protection Notes	110.75	111.25	USD	01/03/12	7 Years 9 Months	S&P 500 Index	100%	75%	Unlimited

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90261KFS4 Principal 115.75 116.25 USD 01/31/12 8 Years S&P 500 Index 100% 10% p.a. 82.5% Protection 3 Months Notes G9183D526 Principal 9.93 10.03 USD 01/31/12 6 Years Global Basket 100% 100% Unlimited Protection Notes 90261KEV8 Principal 117.50 118.50 USD 09/08/09 6 Years S&P 500 Index 100% 100% Unlimited Protection Notes 90261XAE2 Principal 149.50 150.50 USD 09/28/09 5 Years International 100% 61% Unlimited Protection Basket Notes 90261KBB5 Principal 132.25 133.25 USD 04/30/09 7 Years Russell 2000 100% 100% Unlimited Protection Index Notes 90261J772 Principal 9.86 9.96 USD 05/31/2006 4 Years Global Basket 100% 100% Unlimited Protection 6 Months Notes
UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions.
RISKS
Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing.
Price Information
This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.
These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology.
In preparing these indicative price quotations, UBS may also take into account such other factors as UBS deems appropriate (including, but not limited to, profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.
Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that you deem it necessary, and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based upon your own judgement and advice from such advisers as you deem necessary and not upon any view expressed by UBS.
These indicative price quotations are not indicative prices for valuation purposes and are for information purposes only. They shall not constitute an offer, recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and UBS will be subject to the detailed provisions of the term sheet or confirmation relating to that transaction.

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Bearish Callable Notes [3]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Protection/Min Return	Call Feature	Called Return
G9183D518	Bearish Callable Notes	11.58	11.68	USD	02/07/08	2 Years	PHLX Housing Sector Index	50%	Index closes below initial level on annual observation dates	19.25% per annum
G91654403	Bearish Callable Notes	11.34	11.44	USD	03/07/08	2 Years	PHLX Housing Sector Index	50%	Index closes below initial level on annual observation dates	20.25% per annum
G91654635	Bearish Callable Notes	9.69	9.79	USD	06/06/08	2 Years	PHLX Housing Sector Index	50%	Index closes below initial level on annual observation dates	20$ per annum

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Enhanced Bearish Securities [ 5 ]
Protection/ Leverage Maximum CUSIP Name Bid Ask Ccy Maturity Term Underlying Min Return Factor Return
90261KLA6 Enhanced 12.54 12.59 USD 07/31/07 24 PHLX Housing 50% 3x 45.00% Bearish Months Sector Index Securities G9213L415 Enhanced 11.20 11.25 USD 09/28/07 24 PHLX Housing 50% 3x 44% Bearish Months Sector Index Securities G91654791 Enhanced 8.35 8.40 USD 07/31/07 12 US Basket 50% 3x 39% Bearish Months (50% S&P 500 Securities — 50% Rusesell 2000) G9186W604 Enhanced 9.08 9.13 USD 08/31/07 12 US Basket 10% 3x 18.25% Bearish Months (50% S&P 500 Securities — 50% Russell 2000) 90261J798 Enhanced 9.85 9.95 USD 31/12/2007 13 Dow Jones 10% 3x Unlimited Bearish Months Industrial Securities Average

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Return Optimization Securities [ 22 ]
Leverage Maximum Maximum p. CUSIP Name Bid Ask Ccy Maturity Term Underlying Factor Return a.
90261KKZ2 Return 114.00 114.50 USD 12/29/2006 18 S&P 500 Index 3x 14.75% 9.83% Optimization Months Securities (formerly Enhanced Appreciation) G9213L407 Return 11.26 11.31 USD 02/28/07 18 S&P 500 Index 3x 15% 10% Optimization Months Securities (formerly Enhanced Appreciation) G9213L423 Return 12.51 12.61 USD 03/30/07 18 Nikkei 225 3x 29% 19.33% Optimization Months Index Securities (formerly Enhanced Appreciation) G9213L480 Return 11.23 11.28 USD 04/30/07 18 S&P 500 Index 3x 16.75% 11.17% Optimization Months Securities (formerly Enhanced Appreciation)

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G9183D104	Return Optimization Securities (formerly Enhanced Appreciation)	10.81	10.86	USD	06/29/07	18 Months	S&P 500 Index	3x	15.50%	10.33%
G91654361	Return Optimization Securities (formerly Enhanced Appreciation)	10.60	10.65	USD	08/31/07	18 Months	S&P 500 Index	3x	15.50%	10.33%
G91654478	Return Optimization Securities (formerly Enhanced Appreciation)	10.70	10.80	USD	09/28/07	18 Months	Dow Jones EuroStoxx 50 Index	3x	27.00%	18.00%
G91654460	Return Optimization Securities (formerly Enhanced Appreciation)	10.47	10.52	USD	09/28/07	18 Months	S&P 500 Index	3x	15.50	10.33%
G91654593	Return Optimization Securities (formerly Enhanced Appreciation)	10.07	10.12	USD	10/31/07	18 Months	Nasdaq-100 Index	3x	17.25%	11.50%
G91654551	Return Optimization Securities (formerly Enhanced Appreciation)	10.38	10.43	USD	10/31/07	18 Months	S&P 500 Index	3x	15.50%	10.33%
G91654882	Return Optimization Securities (formerly Enhanced Appreciation)	10.25	10.30	USD	10/31/07	14 Months	S&P 500 Index	3x	13.00%	11.14%
G91654601	Return Optimization Securities (formerly Enhanced Appreciation)	10.52	10.57	USD	11/30/07	18 Months	S&P 500 Index	3x	16.40%	10.93%
G91654619	Return Optimization Securities (formerly Enhanced Appreciation)	10.64	10.75	USD	11/30/07	18 Months	Nikkei 225 Index	3x	37.50%	25.00%

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G91654783	Return Optimization Securities (formerly Enhanced Appreciation)		11.10	11.20		USD	12/28/07	18 Months	Nikkei 225 Index	3x	36.00%	24.00%
G91659253	Return Optimization Securities (formerly Enhanced Appreciation)		9.91	9.96		USD	12/28/07	14 Months	S&P 500 Index	3x	11.40%	9.77%
G91654726	Return Optimization Securities (formerly Enhanced Appreciation)		10.51	10.56		USD	12/31/07	18 Months	S&P 500 Index	3x	16.65%	11.10%
G91654809	Return Optimization Securities (formerly Enhanced Appreciation)		10.41	10.46		USD	01/31/08	18 Months	S&P 500 Index	3x	17.10%	11.40%
G91654817	Return Optimization Securities (formerly Enhanced Appreciation)		10.73	10.83		USD	01/31/08	18 Months	Dow Jones EuroStoxx 50 Index	3x	24.75%	16.50%
G91659212	Return Optimization Securities (formerly Enhanced Appreciation)		10.21	10.31		USD	03/31/08	18 Months	Dow Jones EuroStoxx 50 Index	3x	21.00%	14.00%
G91659220	Return Optimization Securities (formerly Enhanced Appreciation)		10.15	10.20		USD	03/31/08	18-months	S&P 500 Index	3x	16.00%	10.67%
G91654668	Return Optimization Securities (formerly Enhanced Appreciation)		11.07	11.17		USD	05/30/08	2-years	Dow Jones EuroStoxx 50 Index	3x	33.00%	16.50%
90261J814	Return Optimization Securities (formerly Enhanced Appreciation)		9.83	9.88		USD	01/31/2008	14 Months	S&P 500 Index	3x	11.25%	9.64%

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Notes Linked to the CBOE [2]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Annual Fee
90261KJS0	Notes Linked to the CBOE S&P BuyWrite Index	112.75	113.25	USD	01/31/07	2 Years	CBOE S&P 500 BuyWrite Index	2.25% per annum, deducted daily
90261KJZ4	Notes Linked to the CBOE S&P BuyWrite Index	112.25	112.75	USD	02/28/07	2 Years	CBOE S&P 500 BuyWrite Index	2.25% per annum, deducted daily

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Notes Linked to the UBS PEG 20 Index [2]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Annual Fee
90261KAW0	Notes Linked to the UBS PEG 20 Index	135.00	136.00	USD	02/01/07	5 years	UBS PEG 20 Index	0.90% per annum
90261KBG4	Notes Linked to the UBS PEG 20 Index	159.00	160.00	USD	06/20/07	5 years	UBS PEG 20 Index	1.5% per annum applied daily

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Performance Securities with Contingent Protection [2]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Contingent Protection	Participation Rate	Maximum Return
90261KHH6	Performance Securities with Contingent Protection	119.00	120.00	USD	02/27/09	5 Years	S&P 500 Index	1 day 30% below initial index level	100%	Unlimited
90261KGQ7	Performance Securities with Contingent Protection	117.50	118.50	USD	08/07/09	5 Years 6 Months	S&P 500 Index	1 day 30% below initial index level	100%	Unlimited

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Performance Securities with Partial Protection [20]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Principal Protection	Participation Rate	Maximum Return
90261KCT5	Performance Securities with Partial Protection	145.25	146.25	USD	02/28/2008	5 Years	S&P 500 Index	20%	100%	60%
90261KHV5	Performance Securities with Partial Protection	128.75	129.75	USD	03/31/10	5 Years 9 Months	Nikkei 225 Index	25%	110%	Unlimited
90261KDZ0	Performance Securities with Partial Protection	127.00	127.50	USD	02/28/11	7 Years 8 Months	S&P 500 Index	20%	100%	Unlimited
G91659196	Performance Securities with Partial Protection	10.23	10.28	USD	06/29/12	5 Years 9 Months	S&P 500 Index	15%	100%	Unlimited
G9183D120	Performance Securities with Partial Protection	10.56	10.66	USD	10/31/08	2 years and 10 months	International Index Basket	20%	110%	Unlimited
90261KJK7	Performance Securities with Partial Protection	130.25	131.25	USD	09/30/09	4 Years and 10 Months	International Index Bas ket	25%	100%	Unlimited

90261KKY5	Performance Securities with Partial Protection	152.25	152.75	USD	03/31/09	3 Years 9 Months	Asian Index Basket	20%	110%	Unlimited
90261KKD1	Performance Securities with Partial Protection	131.50	132.50	USD	06/30/09	4 Years 3 Months	International Index Basket	25%	110%	Unlimited
G91654544	Performance Securities with Partial Protection	10.00	10.10	USD	09/30/09	3 Years 5 Months	International Index Basket	20%	110%	Unlimited
90261KJU5	Performance Securities with Partial Protection	128.00	129.00	USD	03/31/10	5 Years 2 Months	International Index Basket	25%	110%	Unlimited
G91654692	Performance Securities with Partial Protection	10.98	11.08	USD	05/31/11	5 Years	International Index Basket	10%	137%	Unlimited
G9186W612	Performance Securities with Partial Protection	10.38	10.48	USD	08/31/11	5 Years	International Index Basket	20%	125%	Unlimited
90261KKP4	Performance Securities with Partial Protection	134.00	135.00	USD	11/30/09	4 Years 6 Months	International Index Basket	20%	110%	Unlimited
90261KJY7	Performance Securities with Partial Protection	125.75	126.75	USD	11/30/09	4 Years 9 Months	International Index Basket	25%	110%	Unlimited
G91654734	Performance Securities with Partial Protection	10.87	10.97	USD	06/30/11	5 Years	Global Index Basket	20%	108%	Unlimited
G91659261	Performance Securities with Partial Protection			USD	10/31/11	5 Years	Asian Index Basket	20%	108%	Unlimited
G9213L431	Performance Securities with Partial Protection	12.36	12.46	USD	03/31/09	4 Years 6 Months	Asia Index Basket	20%	110%	Unlimited
G91654387	Performance Securities with Partial Protection	10.37	10.47	USD	05/29/09	3 Years 3 Months	International Index Basket	20%	110%	Unlimited
90261KKG4	Performance Securities with Partial Protection	135.50	136.50	USD	09/30/2008	3 Years 5 Months	International Index Basket	20%	110%	Unlimited
G91659204	Performance Securities with Partial Protection	10.60	10.70	USD	22/09/2006	5 Years	International Index Basket	20%	125%	Unlimited

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Relative Performance Securities [1]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Participation Rate	Maximum Return
90261J863	Relative Performance Securities			USD	04/30/08	18 months	S&P 500 Health Care Index or S&P 500 Consumer Discretionary Index	144%	Unlimited

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Notes Linked to the CBOE | Notes Linked to the UBS PEG 20 Index | Performance Securities with Contingent Protection

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Seasonal Variable Exposure Notes (SEVENS Index) [1]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Annual Fee
G91659246	Seasonal Variable Exposure Notes (SEVENS Index)	10.66	10.76	USD	10/07/11	5 years	SEVENS Index (Bloomberg Ticker: SVNS)	0.75% per annum, deducted daily

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Enhanced Bearish Securities [1]

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CUSIP	Name		Bid	Ask		Ccy	Maturity	Term	Underlying	Protection/Min Return	Leverage Factor	Maximum Return
90261J798	Enhanced Bearish Securities		9.85	9.95		USD	31/12/2007	13 Months	Dow Jones Industrial Average	10%	3x	Unlimited

Return Optimization Securities [1]

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CUSIP	Name		Bid	Ask		Ccy	Maturity	Term	Underlying	Leverage Factor	Maximum Return	Maximum p. a.
90261KKZ2	Return Optimization Securities (formerly Enhanced Appreciation)		114.00	114.50		USD	12/29/2006	18 Months	S&P 500 Index	3x	14.75%	9.83%

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eng | Help Fixed Income Structured Overview Equities Commodities Products FI SP Overview Products Know How Overview Protection Optimization Performance Leverage Know How — Overview Quick Search Contacts Advanced Search Protection For investors with a low risk tolerance level that are looking for intelligent investment solutions with either full or partial capital protection. Return potential higher than with comparable money market investments. An unlimited, limited or fixed yield potential can be selected depending on the product. Risk of loss limited to the non-guaranteed capital element. Transactions on the secondary market may incur a higher risk of loss.

Optimization For investors with a moderate to high risk tolerance level that want to benefit from a sideways movement in an underlying. Yield potential in sideways markets considerably higher — in some ranges twice as high — as with a direct investment. On the other hand, the investor forfeits the ability to benefit from the underlying’s maximum yield potential. Risk of loss limited to the capital invested. The investor, must, however, be prepared to receive only the underlying at maturity. Depending on the product, partial hedging (a risk buffer) may be possible, subject to certain conditions. Performance For investors with a medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Yield potential depends on the type and composition of the underlying. Risk of loss limited to the capital invested Depending on the product, partial hedging (a risk buffer) may also be possible, subject to certain conditions. Leverage

For investors with a high level of risk tolerance that want to invest a small amount but still remain flexible in either benefiting from trends or hedging portfolios against price fluctuations. Yield potential is disproportionately higher than with a direct investment in the corresponding underlying. Depending on the product, investors can benefit from rising (call/bull certificates) or falling (put/bear certificates) markets. Risk of loss is limited to the capital invested.

UBS KeyInvest — your key to investment products eng | Help Fixed Income Structured Overview Equities            Commodities Products FI SP Products Know How Overview Fixed Income Structured Products Reuters News FI SP 12.14. ECB RESEARCH-Articles in the ECB’s 10:56 December bulletin 12.14. Schweizer SNB — Carry Trades nicht 10:43 Grund für Franken-Schwäche 12.14. Norway’s labour directorate sees fewer 10:31 jobless 12.14. UPDATE 1-Norway c.banker hits 10:25 hawkish note, boosts crown 12.14. FACTBOX-Global interest rates 10:25 12.14. GLOBAL MARKETS-U.S. optimism 10:23 boosts stocks, dollar steady 12.14. HK dollar little changed, long-dated 10:17 rates rebound 12.14. SNB’s Hildebrand plays down carry 10:15 trades impact 12.14. SNB’s Roth says closely monitoring 10:09 franc 12.14. UPDATE 1-Sweden jobless falls, rate 10:04 hike seen certain Market Overview LIBOR CMS FX Spot Issued Products LIBOR LIBOR LIBOR Market Overview — Major Currencies UBS Forward Levels - Indicative Quick Search Contacts
Advanced Search LIBOR Rate Last Updated (GMT) USD 3 Month 5.3600% 12-13-06 11:33 USD 6 Month 5.3544% 12-13-06 11:33 USD 12 Month 5.2125% 12-13-06 11:33 GBP 3 Month 5.2838% 12-13-06 11:33 GBP 6 Month 5.3700% 12-13-06 11:33 GBP 12 Month 5.4800% 12-13-06 11:33 CHF 3 Month 1.9900% 12-13-06 11:33 CHF 6 Month 2.1100% 12-13-06 11:33 CHF 12 Month 2.3100% 12-13-06 11:33 JPY 3 Month 0.5650% 12-13-06 11:33 JPY 6 Month 0.6275% 12-13-06 11:33 JPY 12 Month 0.7450% 12-13-06 11:33 EURIBOR Rate Last Updated (GMT) EUR 3 Month 3.6740% 12-13-06 10:06 EUR 6 Month 3.7820% 12-13-06 10:06 EUR 12 Month 3.9010% 12-13-06 10:06 USD EUR CHF GBP

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Quick Search Contacts Advanced Search UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-SEC-0330). RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. UBS’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset. These indicative price quotations are provided by UBS in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that UBS believes to be accurate and reasonable. UBS makes no representation as to the accuracy, completeness or appropriateness of such methodology. © Reuters Limited. Click for Restrictions.

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Ccy	Term	NC Period	Issuer	Product	Coupon	Clean Bid	Clean Offer	Dirty Bid	Dirty Offer	Accrued	Updated	Inventory '000	Issue Date	Maturity	Next Call Date	ISIN	Valor
USD	2	NC3m/3m	UBSJ	AutoCall		99.00	100.00	99.00	100.00		12.15.06	0.0	11.30.06	11.30.08		US90261KND80	

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UBS KeyInvest — your key to investment products Fixed Income Structured Overview Equities Commodities Products FI SP Overview Products Know How
All Products Issued All Protection Issued — Structured Interest Rate All Structured Interest Rate Callable Note Non Callable Note Range Accrual Note All [13] Issued [ 4 ] Clean Dirty Bid Offer Bid Offer Inventory Issue Next Call Ccy Term NC Period Issuer Product Coupon Accrued Updated ‘000 Date Maturity Date ISIN Valor USD 1 NC UBSJ CMT-Yield 7.00 98.37 98.97 99.28 99.88 0.90278 12.18.06 03.31.06 03.30.07 US90261KMG21 USD 1 NC UBSJ CMT-Yield 10.00 97.30 97.90 97.30 97.90 12.18.06 02.28.06 02.28.07 02.28.07 US90261KMD99 USD 1 NC UBSJ CMT-Yield 10.00 99.61 100.21 99.61 100.21 12.18.06 12.29.05 12.29.06 12.29.06 US90261KLY46 USD 1.5 UBSJ BYN 0.01 108.38 108.88 108.39 108.89 0.01475 12.18.06 06.29.05 12.29.06 12.29.06 US90261KLD09 1000013

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Ccy	Term	NC Period	Issuer	Product	Coupon	Clean Bid	Clean Offer	Dirty Bid	Dirty Offer	Accrued	Updated	Inventory '000	Issue Date	Maturity	Next Call Date	ISIN	Valor
USD	3	NC6m/3m	UBSJ	CDRAN	5.60	98.49	99.49	**98.80**	**99.80**	0.30664	12.18.06	0.0	11.30.06	11.30.09		US90261KNE63	
USD	5.5y	NC6m/3m	UBSJ	CDRAN	6.82	95.53	96.53	**96.45**	**97.45**	0.91494	12.14.06	0.0	10.31.06	04.30.12		US90261KNA42	9000002
USD	5y	NC6m/3m	UBSJ	CDRAN	7.85	96.59	97.59	**98.12**	**99.12**	1.52594	12.18.06	350.0	10.31.06	10.31.11		US90261KNB25	9000001
USD	5.5y	NC6m/3m	UBSJ	CDRAN	6.50	95.15	96.15	**96.63**	**97.63**	1.47707	12.18.06	100.0	09.28.06	03.28.12		US90261KMY37	9000003
USD	2	NC3m	UBSJ	CDRAN	6.45	97.28	98.28	**97.69**	**98.69**	0.41208	12.18.06		02.28.06	02.28.08		US90261KME72	
USD	2	NC3m/3m	UBSJ	CDRAN	6.28	98.35	98.95	**99.24**	**99.84**	0.88896	12.18.06		01.31.06	01.31.08	12.29.06	US90261KMA50	
USD	5	NC3m/3m	UBSJ	CDRAN	6.50	89.62	90.62	**89.62**	**90.62**		12.18.06	0.0	08.30.05	08.30.10	08.30.10	US90261KLQ12	
USD	5y	NC3m/3m	UBSJ	CDRAN	6.70	90.16	91.16	**90.16**	**91.16**		12.18.06	0.0	07.29.05	07.29.10	07.29.06	US90261KLG30	2568321

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Ccy	Term	NC Period	Issuer	Product	Coupon	Clean Bid	Clean Offer	Dirty Bid	Dirty Offer	Accrued	Updated	Inventory '000	Issue Date	Maturity	Next Call Date	ISIN	Valor
USD	2	NC3m/3m	UBSJ	AutoCall		99.00	100.00	99.00	100.00		12.15.06	0.0	11.30.06	11.30.08		US90261KND80	
USD	3	NC6m/3m	UBSJ	CDRAN	5.60	99.06	100.06	99.35	100.35	0.29131	12.15.06	0.0	11.30.06	11.30.09		US90261KNE63	
USD	5.5y	NC6m/3m	UBSJ	CDRAN	6.82	95.53	96.53	96.45	97.45	0.91494	12.14.06	0.0	10.31.06	04.30.12		US90261KNA42	9000002
USD	5y	NC6m/3m	UBSJ	CDRAN	7.85	96.94	97.94	98.45	99.45	1.50445	12.15.06	350.0	10.31.06	10.31.11		US90261KNB25	9000001
USD	5.5y	NC6m/3m	UBSJ	CDRAN	6.50	96.11	97.11	97.57	98.57	1.45927	12.15.06	100.0	09.28.06	03.28.12		US90261KMY37	9000003
USD	1	NC	UBSJ	CMT-Yield	7.00	98.35	98.95	99.24	99.84	0.88889	12.14.06		03.31.06	03.30.07		US90261KMG21	
USD	2	NC3m	UBSJ	CDRAN	6.45	97.25	98.25	97.65	98.65	0.39417	12.14.06		02.28.06	02.28.08		US90261KME72	
USD	1	NC	UBSJ	CMT-Yield	10.00	97.28	97.88	97.28	97.88		12.14.06		02.28.06	02.28.07	02.28.07	US90261KMD99	
USD	2	NC3m/3m	UBSJ	CDRAN	6.28	98.32	98.92	99.19	99.79	0.87153	12.14.06		01.31.06	01.31.08	12.29.06	US90261KMA50	
USD	1	NC	UBSJ	CMT-Yield	10.00	99.56	100.16	99.56	100.16		12.14.06		12.29.05	12.29.06	12.29.06	US90261KLY46	
USD	5	NC3m/3m	UBSJ	CDRAN	6.50	90.10	91.10	90.10	91.10		12.15.06	0.0	08.30.05	08.30.10	08.30.10	US90261KLQ12	
USD	5y	NC3m/3m	UBSJ	CDRAN	6.70	90.65	91.65	90.65	91.65		12.15.06	0.0	07.29.05	07.29.10	07.29.06	US90261KLG30	2568321
USD	1.5		UBSJ	BYN	0.01	108.31	108.81	108.32	108.82	0.01472	12.14.06		06.29.05	12.29.06	12.29.06	US90261KLD09	1000013

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eng | Help Commodities Overview Equities Fixed Income Structured Products Commodities Overview Products New Issues & Reports Expiring Products Know How Overview Protection Optimization Performance Leverage Know How — Overview Quick Search Contacts Protection For investors with a low risk tolerance level that are looking for intelligent investment solutions with either full or partial capital protection. Return potential higher than with comparable money market investments. An unlimited, limited or fixed yield potential can be selected depending on the product. Risk of loss limited to the non-guaranteed capital element. Transactions on the secondary market may incur a higher risk of loss.

Optimization For investors with a moderate to high risk tolerance level that want to benefit from a sideways movement in an underlying. Yield potential in sideways markets considerably higher — in some ranges twice as high — as with a direct investment. On the other hand, the investor forfeits the ability to benefit from the underlying’s maximum yield potential. Risk of loss limited to the capital invested. The investor, must, however, be prepared to receive only the underlying at maturity. Depending on the product, partial hedging (a risk buffer) may be possible, subject to certain conditions. Performance For investors with a medium to high risk tolerance level that want to benefit from the share price performance of an underlying without committing too much capital or spending too much on administration. Yield potential depends on the type and composition of the underlying. Risk of loss limited to the capital invested Depending on the product, partial hedging (a risk buffer) may also be possible, subject to certain conditions. Leverage

For investors with a high level of risk tolerance that want to invest a small amount but still remain flexible in either benefiting from trends or hedging portfolios against price fluctuations. Yield potential is disproportionately higher than with a direct investment in the corresponding underlying. Depending on the product, investors can benefit from rising (call/bull certificates) or falling (put/bear certificates) markets. Risk of loss is limited to the capital invested.

eng | Help Commodities Overview Equities Fixed Income Structured Products Commodities Overview Products New Issues & Reports Expiring Products Know How By Protection Optimization Performance Underlying By Underlying — Main Indices Main Indices Sector Indices Component Indices Non-Index Products Quick Search All Products Protection Performance Optimization Contacts Underlying Last Change % DJ-AIG Commodity ER Index 168.978 -0.409 DJ-AIG Commodity ER Index 168.978 -0.409% GS Commodity ER Index 606.412 -0.186 GS US Light Energy ER Index 388.01 -0.269 Rogers Int. Commodity ER Index 2,739.237 -0.106 Performance Securities [ 5 ] CUSIP Name Bid Ask 90261KJR2 Performance Securities 112.25 113.50 90261KKB5 Performance Securities 102.50 103.75 90261KKF6 Performance Securities 104.25 105.50 90261KKN9 Performance Securities 113.50 114.75 90261KKX7 Performance Securities 102.00 103.25 Performance Securities with Partial Protection [ 4 ] CUSIP Name Bid Ask 90261KHR4 Performance Securities with Partial 107.00 108.25 Protection 90261KJX9 Performance Securities with Partial 100.75 102.00 Protection 90261KKS8 Performance Securities with Partial 102.25 103.50 Protection 90261KLC2 Performance Securities with Partial 97.25 98.50 Protection Principal Protection Notes [ 1 ] CUSIP Name Bid Ask 90261KKW9 Principal Protection Notes 91.50 92.75

Return Optimization Securities [ 1 ] CUSIP Name Bid Ask G9213L399 Return Optimization Securities (formerly 10.56 10.69 Enhanced Appreciation)

UBS KeyInvest — your key to investment products Commodities Overview Equities Fixed Income Structured Products
Commodities Overview Products New Issues & Reports Expiring Products Know How By Protection Optimization Performance Underlying By Underlying — Non-Index Products Main Indices Sector Indices Component Indices Non-Index Products Underlying Last Crude Oil West Texas Intermediate (WTI) UBS Oilfield Strategy 448.593 No products based on these underlyings No products were found

UBS KeyInvest — your key to investment products eng Help Commodities Overview Equities Fixed Income Structured Products Commodities Overview Products New Issues & Reports Expiring Products Know How By Underlying Protection Optimization Performance Performance — Notes Linked to the Better Performing Index Auto-Callable Notes with Contingent Protection Notes Linked to the Better Performing Index Performance Securities Quick Search Performance Securities with Contingent Protection Performance Securities with Partial Protection Contacts Notes Linked to the Better Performing Index [ 1 ] CUSIP Name Bid Ask Ccy Maturity Term Underlying Annual Fee G9183D500 Notes Linked to the 9.96 10.09 USD 11/30/09 3 years 10 DJAIG Comm Index — or 1.00% per annum, Better Performing Index months — DJAIG Ex-Energy Sub- deducted daily Index UBS has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus © Reuters Limited. supplement by calling toll-free (1-800-SEC-0330). Click for Restrictions. RISKS Transactions and securities of the type described in the United States segment of this Site may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or illiquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Site, and you should ensure that you fully understand the terms of any transaction/security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing. Price Information This information is communicated by UBS AG and its affiliates, including UBS Securities LLC in the United States (“UBS”). UBS, its related companies, and its clients may, from time to time, as

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Performance Securities [14]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Participation Rate	Maximum Return
90261KJR2	Performance Securities	110.75	112.00	USD	01/31/2007	2 Years	Dow Jones AIG Commodity Index	125%	Unlimited
90261KKB5	Performance Securities	101.00	102.25	USD	03/31/07	2 Years	Dow Jones AIG Commodity Index	150%	Unlimited
90261KKF6	Performance Securities	103.00	104.25	USD	04/30/07	2 Years	Dow Jones AIG Commodity Index	150%	Unlimited
90261KKN9	Performance Securities	112.00	113.25	USD	05/31/07	2 Years	Dow Jones AIG Commodity Index	150%	Unlimited
90261KKX7	Performance Securities	100.75	102.00	USD	06/29/07	2 Years	Dow Jones AIG Commodity Index	150%	Unlimited
G9213L449	Performance Securities	13.84	13.96	USD	09/28/07	2 Years	Dow Jones AIG Ex-Energy Sub-Index	155%	Unlimited
G9213L472	Performance Securities	9.80	9.92	USD	10/31/07	2 Years	Rogers International Commodity Index® Excess Return	147%	Unlimited
G9213L878	Performance Securities	9.89	10.02	USD	11/30/07	2 Years	Rogers International Commodity Index® Excess Return	145%	Unlimited

G91654379 Performance 9.35 9.48 USD 02/29/08 2 Years Rogers 150% Unlimited Securities International Commodity Index® Excess Return G91654445 Performance 9.22 9.34 USD 03/31/08 2 Years Rogers 148% Unlimited Securities International Commodity Index® Excess Return G91654700 Performance 8.54 8.66 USD 05/30/08 2 Years Rogers 157% Unlimited Securities International Commodity Index® Excess Return G91654775 Performance 8.94 9.07 USD 06/30/08 2 Years Rogers 161% Unlimited Securities International Commodity Index® Excess Return G91654833 Performance USD 07/31/08 2 Years Rogers 152% Unlimited Securities International Commodity Index® Excess Return G91654841 Performance 9.80 9.93 USD 07/31/08 2 Years UBS Diapason 157% Unlimited Securities Global Biofuel Index Excess Return (USD)

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Performance Securities with Contingent Protection [1]

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CUSIP	Name		Bid	Ask		Ccy	Maturity	Term	Underlying	Contingent Protection	Participation Rate	Maximum Return
G91659238	Performance Securities with Contingent Protection					USD	09/30/09	2 Years 11 Months	Rogers International Commodity Index Excess Return	2 consecutive days 25% below initial index level	127%	Unlimited

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Performance Securities with Partial Protection [5]

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CUSIP	Name	Bid	Ask	Ccy	Maturity	Term	Underlying	Principal Protection	Participation Rate	Maximum Return
90261KHR4	Performance Securities with Partial Protection	107.00	108.25	USD	10/30/09	5 Years 3 Months	Dow Jones AIG Commodities Index	20%	110%	Unlimited
90261KJX9	Performance Securities with Partial Protection	100.75	102.00	USD	22/02/2005	5 Years	Dow Jones AIG Commodity	20%	110%	Unlimited
90261KKS8	Performance Securities with Partial Protection	102.25	103.50	USD	05/28/10	5 years	Dow Jones AIG Commodity Index	20%	110%	Unlimited
90261KLC2	Performance Securities with Partial Protection	97.25	98.50	USD	07/30/10	5 Years	Dow Jones AIG Commodity Index	20%	110%	Unlimited
G9213L860	Performance Securities with Partial Protection	9.43	9.56	USD	11/30/10	5 Years	Rogers International Commodity Index® Excess Return	25%	100%	Unlimited

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Return Optimization Securities [1]

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CUSIP	Name		Bid	Ask		Ccy	Maturity	Term	Underlying	Leverage Factor	Maximum Return	Maximum p. a.
G9213L399	Return Optimization Securities (formerly Enhanced Appreciation)		10.56	10.69		USD	12/29/06	16 Months	Dow Jones AIG Commodity Index	3x	20%	15%

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